UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report: January 4, 2007

(Date of earliest event reported)

Anika Therapeutics, Inc.

(Exact name of Registrant as Specified in its Charter)

Massachusetts	000-21326	04-3145961
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

160 New Boston Street, Woburn, Massachusetts		01801
(Address of principal executive offices)		(Zip Code)

(781) 932-6616

(Registrant’s telephone number, including area code)

No Change Since Last Report

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.4225)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-3-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On January 4, 2007, Anika Therapeutics, Inc. (the “Company”) entered into a lease with Farley White Wiggins, LLC (“FWW”), as landlord, pursuant to which the Company will lease a new headquarters facility (the “Lease”), consisting of approximately 134,000 square feet of general office, research and development and manufacturing space located in Bedford, Massachusetts.  Once occupancy is completed, it is anticipated that the new facility will provide the additional space necessary to accommodate growth in the Company’s business, as well as to improve efficiency by conducting business in one facility.

The Lease has an initial term of ten and a half years, and is expected to commence on approximately May 1, 2007 once certain agreed upon landlord improvements are completed.  Beginning on the commencement date, the Lease provides for an initial monthly base rent of $26,042.  The monthly base rent increases to $46,875 on the first anniversary of the commencement date through July 31, 2010.  On August 1, 2010, the monthly base rent increases to $69,792 until the 6th anniversary of the commencement date upon which the monthly base rent will increase to $80,958 until the end of the lease term.  The Company paid an initial security deposit of $206,250 upon signing the Lease.   In addition to basic rent, the Company must pay for all operating costs associated with the leased property, including property taxes, maintenance, insurance and utility costs.

The Company has an option under the Lease to extend its terms for up to  four periods beyond the original expiration date subject to the condition that the Company notifies FWW that it is exercising each option at least one year prior to the expiration of the original or current term thereof.  The first three renewal options each extend the term an additional five years with the final renewal option extending the term six years. The basic rent to be paid during any renewal term will be the greater of the fair market rent or the base rent for the lease year immediately preceding the commencement of the extension year.

The foregoing is a summary description of certain terms of the Lease and is qualified in its entirety by reference to the Lease, a copy of which is filed as Exhibit 10.1 to this report and incorporated by reference herein.

The leases covering the Company’s current corporate and research and development facility, and its manufacturing facility both located in Woburn, Massachusetts are set to expire in December 2007 and February 2009, respectively, according to their  terms.  The Company currently expects its administrative and R&D personnel to begin occupying the Bedford facility by the end of 2007, and for the buildout and validation for the new manufacturing space to be completed by late 2008.  Assuming a lease commencement date of May 1, 2007, the new facility is expected to add approximately $1 million to general & administration expense for 2007.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 hereby is incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Lease, by and between Farley White Wiggins, LLC and Anika Therapeutics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Anika Therapeutics, Inc.

Date: January 10, 2007	By:	/s/ Kevin W. Quinlan
Kevin W. Quinlan

Chief Financial Officer

EXHIBIT INDEX

10.1	Lease, by and between Farley White Wiggins, LLC and Anika Therapeutics, Inc.